                                                                     EXHIBIT 4.3


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of March 14, 2001 (the "Effective Date"), by and between IVAX DIAGNOSTICS INC., formerly known as B2BSTORES.COM INC., a Delaware corporation (the "Company"), and IVAX CORPORATION, a Florida corporation ("IVAX").

                                    RECITALS

          WHEREAS, on November 21, 2000 IVAX, IVAX DIAGNOSTICS, INC. ("Diagnostics"), a Florida corporation and wholly-owned subsidiary of IVAX, and the Company entered into a Merger Agreement whereby Diagnostics merged with and into the Company;

          WHEREAS, pursuant to the Merger all of the issued and outstanding shares of common stock, par value $.O1 per share of Diagnostics ("Diagnostics Common Shares") were converted into IVAX' right to receive 20,000,000 shares of Common Stock of the Company (the "Shares"); and

          WHEREAS, in order to induce IVAX to enter into the Merger and accept the Shares as consideration for the Diagnostics' Common Stock, the Company and IVAX agree that this Agreement shall govern the rights of IVAX to cause the Company to Register the Shares.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1. Definitions. For purposes of this Agreement:
                -----------

     In addition to terms defined elsewhere in this Agreement, capitalized terms used herein shall have the meanings as defined below. Such terms shall be applicable to both the singular and plural forms of any of the terms herein defined.

          (a) "Act" means the Securities Act of 1933, as amended.

          (b) "Common Stock" means the common stock, par value $.001 per share, of the Company.

          (c)"Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (d) "Form S-3" means such form under the Act as in effect on the date hereof or any Registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (e) "Holder" means any person owning Registrable Securities as of the Effective Date or any permitted assignee thereof.

          (f) "Register", "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (g) "Registrable Securities" means the Shares.

          (h) "SEC" means the Securities and Exchange Commission.

          Section 2. Company Registration. If at any time after the one year
                     --------------------
anniversary of the Effective Date the Company proposes to Register (including for this purpose a Registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a Registration relating solely to the sale of securities to participants in a Company stock plan or a Registration on any form that does not include substantially the same information as would be required to be included in a Registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such Registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 14(e), the Company shall, subject to the provisions of Section 8, include in the Registration statement all of the Registrable Securities that each such Holder has requested to be Registered.

     Section 3. Form of S-3 Registration. If at any time the Company shall
                ------------------------
receive from any Holder or Holders a written request or requests that the Company effect a Registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) Promptly give written notice of the proposed Registration, and any related qualification or compliance, to all other Holders; and

          (b) As soon as practicable, use commercially reasonable efforts to effect such Registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company within fifteen (15) days after receipt of such written notice from the Company; provided, however, that
                                                       --------  -------
the Company shall not be obligated, pursuant to this Section 3, to effect any such Registration, qualification or compliance (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such Registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than S 1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer (or, if there is no Chief Executive Officer, by the President) of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 3; provided, however, that the Company shall not
                              --------  -------
utilize this right more than once in any twelve (12) month period; (iv) if the request is received at any time before the one year anniversary of the Effective Date; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such Registration, qualification or compliance; or (vi) if the Company has already effected a total of two registrations on Form S-3 for the Holders pursuant to this Section 3.

          (c) Subject to the foregoing, the Company shall file a Registration statement covering the Registrable Securities to be Registered as soon as practicable after receipt of the request or requests of the Holders.

     Section 4. Obligations of the Company. Whenever required under this
                --------------------------
Agreement to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a Registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep such Registration statement effective until the earlier to occur of (i) all Registrable Securities are sold under such Registraion statement; and (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144(k) of the Act.

          (b) Prepare and file with the SEC such amendments and supplements to such Registration statement and the prospectus used in connection with such Registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition thereunder of Registrable Securities owned by them.

          (d) Use its commercially reasonable efforts to Register and qualify the securities covered by such Registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be
                          --------  -------
required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such Registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such Registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (g) Use reasonable efforts to cause all such Registrable Securities Registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed, if any.

     Section 5. Furnish Information. It shall be a condition precedent to the
                -------------------
obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall fumish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder's Registrable Securities and represent and warrant that any such information furnished does not contain any untrue statement of a material fact or omit to state a material fact required to be stated in the Registration Statement.

     Section 6. Expenses of Form S-3 Registration. All expenses other than
                ---------------------------------
underwriting discounts and commissions incurred in connection with Registrations, filings or qualifications pursuant to Section 3, including, without limitation, all Registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company, but excluding underwriting discounts and commissions relating to the Registered Securities and fees and expenses of counsel for any selling Holder; provided, however, that the Company shall not be required to pay
                --------  -------
for any expenses of any Registration proceeding begun pursuant to Section 3 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (in which case all participating Holders shall bear such expenses; provided further, however, that
                                                ----------------  -------
if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.

     Section 7. Expenses of Company Registration. The Company shall bear and pay
                --------------------------------
all expenses incurred in connection with any Registration, filing or qualification of Registrable

Securities with respect to the Registrations pursuant to Section 2 for each Holder, including, without limitation, all Registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to Registrable Securities and fees and expenses of counsel for any selling Holder (if other than counsel to the Company).

     Section 8. Underwriting Requirements. In connection with any offering
                -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. All securities to be sold by the Company shall be included in the offering prior to the inclusion of any Registrable Shares. The securities to be sold by shareholders shall be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders. For purposes of the preceding sentence concerning apportionment, for any selling shareholder that is a holder of Registrable Securities and that is a partnership or corporation, the affiliated partnerships, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partner and retired partners and any trusts for the benefit of any the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying Registrations rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

     Section 9. Indemnification.
                ---------------

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity
                                     --------  -------
agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other shareholder selling securities in such Registration statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 9, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
        -----------------
Section 9 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided,
                                                                 --------
however, that, in no event shall any indemnity under this Section 9 exceed the
-------
net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under Section 9 of notice of commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, delivery to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided,
                                                                       --------
however, that an indemnified party (together with all other indemnified parties
-------
that maybe represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to be indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

          (d) The obligations of the Company and Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a Registration statement under this Agreement.

     Section 10. Reports Under the Exchange Act. With a view to making available
                 ------------------------------
to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form S-3, the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first Registration statement filed by the Company for the offering of its securities to the general public;

          (b) Take such action, including the voluntary Registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

          (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first Registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without Registration or pursuant to such form.

     Section 11. Assignment of Registration Rights. The rights to cause the
                 ---------------------------------
Company to Register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities.

     Section 12. "Market Stand-Off" Agreement. IVAX hereby agrees that, during
                  ---------------------------
the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date ofthe Registration statement for a public offering of the Company's securities filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except common stock included in such Registration; provided, however, that all executive officers, directors and, in
              --------  -------
the case of the Company's initial public offering, greater than five percent (5%) stockholders of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stoptransfer instructions with respect to the securities of each Holder until the end of such period.

     Section 13. Termination of Registration Rights. No Holder shall be entitled
                 ----------------------------------
to exercise any right provided for in this Agreement after the earlier of (i) five (5) years after the Effective Date, or (ii) such time at which all Registrable Securities held by such Holder can be sold in any threemonth period without Registration in compliance with Rule 144 of the Act.

     Section 14. Miscellaneous.
                 -------------

          (a) Successors and Assigns. Except as otherwise provided herein, the
              ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (b) Governing Law. This Agreement shall be governed by and construed
              -------------
under the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the applications of the laws of any jurisdiction other than the State of Delaware.

          (c) Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) Titles and Subtitles. The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (e) Notices. Unless otherwise provided, any notice required or
              -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier services or three days following deposit with the United States Post

Office, by registered air mail (for international mail) or certified mail (for domestic mail), postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          (f) Expenses. If any action at law or in equity is necessary to
              --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          (g) Amendments and Waivers. Any term of this Agreement may be amended
              ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding.

          (h) Severability. If one or more provisions of this Agreement are held
              ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

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                                      -9-

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    IVAX DIAGNOSTICS, INC., F/K/A B2BSTORES.COM,
                                    INC.


                                    By:/s/ Giorgio D'urso
                                       -------------------------------
                                       Name: Giorgio D'urso
                                       Title: President & CEO
                                       Address: 2140 North Miami Avenue
                                                Miami, Florida 33137
                                       Facsimile: (305) 324-2385

                                    IVAX:

                                    IVAX CORPORATION


                                    By:/s/ Carol J. Gillespie
                                       -------------------------------
                                       Name: Carol J. Gillespie
                                       Title: Senior Vice President
                                       Address: 4400 Biscayne Boulevard
                                                Miami, Florida 33137
                                       Facsimile:(305) 575-6049

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                       -10-